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                                                               EXHIBIT (11)(iv)

               SECOND AMENDMENT TO INVESTMENT ACCOUNTING AGREEMENT

       THIS SECOND AMENDMENT TO INVESTMENT ACCOUNTING AGREEMENT (the "Amendment") is made and entered into as of July 1, 1998 by and among THE PRUDENTIAL INSURANCE COMPANY OF AMERICA ("Company"), a New Jersey corporation, and INVESTORS FIDUCIARY TRUST COMPANY, a Missouri trust company ("IFTC").

                                    RECITALS:

A. Company and IFTO are parties to that certain Investment Accounting Agreement dated as of January 2, 1996, amended as of June 1, 1997 (the "Agreement") for investment accounting and recordkeeping services for certain Registered Accounts, as defined in the Agreement;

B. Company and IFTC desire to amend and supplement the Agreement upon the following terms and conditions.

                                  AGREEMENTS:

In consideration of mutual promises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Company and IFTC hereby agree that the Agreement is amended and supplemented as follows:

1. Schedule I shall be replaced in its entirety by the Schedule I dated July 1, 1998 attached hereto and incorporated herein by reference.

2.     Section 1 is hereby amended to read:

       1. Appointment of Recordkeeping Agent. The Company hereby constitutes and appoints IFTC as investment accounting and recordkeeping agent for the Registered Accounts to calculate the values and, if applicable, unit values of the Registered Accounts and to perform certain other accounting and recordkeeping functions for the Registered Accounts as set forth more fully on Schedule II or Schedule IIA hereto and as required of such Registered Account under Rule 3la of the 1940 Act with respect to portfolio transactions.

3.     Section 3.A. is hereby amended to read:

       "That it is a trust company organized and existing and in good standing under the laws of the State of Missouri."

4.     Section 14.I. is hereby amended to read:

       "This Agreement may not be assigned by either party without the prior written consent of the other."

5.     Section 11 is hereby amended to read:

       "11. Notices. Notices, requests, instructions and other writings addressed to the Company, c/o The Prudential Asset Management Company, 71 Hanover Road, Florham Park, New Jersey 07932 or at such address as the Company may have designated to IFTC in writing, shall be deemed to have been properly given to the Company hereunder. Notices, requests, instructions and other writings addressed to an individual Registered Account at the address


                                                        Copied for Microfisch on
                                                                11-9-98
                                                        ------------------------

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                                   SCHEDULE 1A
                               Date: July 1, 1998

Name:                                         Address if different from Company:

Prudential Variable Contract Account - 2

Prudential Variable Contract Account - 10

Prudential Variable Contract Account - 11
                                              Attn: Debra E. Goldberg
Prudential Group Variable Universal Life      Vice President, Marketing
                                              290 West Mount Pleasant Avenue
                                              Livingston, NJ 07039-2729





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                                  SCHEDULE IIA

    ACCOUNTING AND RECORDKEEPING FUNCTIONS FOR PRUDENTIAL GROUP VARIABLE LIFE
                            SEPARATE ACCOUNT (GVUL):

I. Review trading information received daily from Prudential's Group Life and Disability Insurance unit responsible for the administration of the Prudential Group Variable Life separate account or such other agent as Prudential may designate (the "Administrator").

II. As instructed by the Administrator, initiate and execute trades on behalf of GVUL, making and receiving payment, as necessary, with the transfer agents of the investment companies (the "Funds") underlying the investment options available to GVUL participants, as agreed to by the parties and set forth in the flow chart attached to this Schedule as Appendix A.

III. Perform the appropriate accounting activities with respect to required recordkeeping for GVUL including:

       A.     Accrual of expenses.
       B.     Recording of capital activity, including sub-accounts
       C.     Recording of investment activity of GVUL.
       D.     Obtain and record the daily net asset values (NAVs) of the Funds.
       E.     Compute daily unit values of each sub-account based on the Fund's
              NAVs.
       F. Transmit daily unit values of the GVUL sub-accounts to the Administrator.
       G. Post the relevant accounting information to the Administrator's general ledger system.
       H.     Review such records on a regular basis for "reasonableness."
       I. Periodically compute rate of return calculations s may be agreed upon from time to time with the administrator

IV. Perform a reconciliation, not less frequently than monthly, of the accounting records maintained by IFTC and the general ledger system of the Administrator.

V. Prepare and transmit a monthly reporting package to the Administrator with such reports as the parties agree.

VI. Provide schedules supporting the accounting records on an "as needed" basis to respond to requests from external auditors and in response to reasonable requests from the Administrator.



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       set forth on Schedule I, hereto, or if, none, to the Company, or at such address as the individual Registered Account may have designated to IFTC in writing, shall be deemed to have been properly given to the individual Registered Account hereunder. Notices, requests, instructions and other writings addressed to IFTC at its offices at 801 Pennsylvania, Kansas City, MO 64105, Attn: Investment Accounting Department, or to such other address as it may have designated to the Company (or the individual Registered Account if its address differs from the Company) in writing, shall be deemed to have been properly given to IFTC hereunder.

In all other respects, the Agreement is hereby ratified and confirmed and remains in full force and effect.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their duly authorized officers to be effective as of the date first above written.

                                INVESTORS FIDUCIARY TRUST COMPANY

                                By: /s/ STEPHEN R. HILLIARD
                                   ---------------------------------------------
                                   Stephen R. Hilliard, Executive Vice President

                                THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

                                By: /s/ KATHLEEN C. HOFFMAN
                                   ---------------------------------------------
                                   Kathleen C. Hoffman
                                   Vice President & Assistant Treasurer
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                                   APPENDIX A
                                PROCESS OVERVIEW

           DAY 1 ACTIVITIES                                        DAY 2 ACTIVITIES                                MONTHLY/OTHER
-----------------------------------------  ----------------------------------------------------------------------  -----------------
                                                                                                                   FREQUENCY
                                                                                       E) IFTC accrues the
                                                                                       daily expenses on
                                                                                       the PAM system               IFTC prepares
                                                                                                                    reports for the
                                           LINX summarizes                             F) IFTC records the          compliance and
                                           PGLS accounting for                         capital activity on          statutory dept.,
                                           the "capital activity"                      to the PAM system at
                                                                                       a portfolio level     J) IFTC computes
Investor activity  Application/Additional  A) LINX transmits the  B) IFTC initiates                          the NET Unit
received by        funds are processed by  Product/Portfolio      and executes mutual  G) IFTC records the   Value
Prudential         Prudential on the LINX  level activity for     fund trade orders    investment activity
                   System                  the mutual fund buy    at the previous      onto the PAM system          IFTC posts
Unit value                                 or sell.               day's NAV                                         activity to POLS
received for IFTC                                                                      H) IFTC obtains the          in a summary
for the day                                LINX communicates      C) Incoming Funds-   NAV from the mutual          basis
                                           cash activity thru     Corp Treasury moves  fund complexes
                                           the TTT process        funds to IFTC                              K) IFTC transmits
                                                                                       I) Wires are sent     the Net Unit
                                                                  C) Outgoing Funds-   to/from Mutual        Values to the
                                                                  IFTC moves funds to  Fund Complexes to     LINX System
                                                                  wire to BONY         settle trades

                                                                  D) Cash file sent to
                                                                  Prudential nightly
                                                                  to summarize bank
                                                                  activity

Approximate Time Table - All are coded in E.S.T.

A) 7:00 AM
B) 9:00 AM
C) 12:00 AM - 4:00 PM
D) 10:00 PM
E) 11:00 AM
F) 12:00 AM
G) 2:00 PM
H) 7:00 PM
I) 9:00 AM - 4:00 PM
J) 7:30 PM
K) 8:00 PM


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              [IFTC INVESTORS FIDUCIARY TRUST COMPANY LETTERHEAD]


July 30, 1998


Ms. Grace Torres
Prudential Investments
100 Mulberry Street
Gateway Center 3
Newark, NJ 07102-3772

Dear Grace:

Following are the proposed changes to the existing fee scheduled between State Street and Prudential regarding the accounting charges for the Separate Accounts that we have been discussing:

Section IV. Accounting Charges: Item B. addresses the charges related to the Separate Accounts that are maintained on the PAM for Mutual Funds system. Due to the addition of the types of separate accounts that are being serviced, the pricing structure needs to be expanded to address the new services.

       The current account type which is identified as "All other accounts" needs to be renamed to be "Global and leveraged portfolios" with the annual charge being $46,200.

       A new category needs to be added which will cover the charges for the portfolios that hold relatively few securities, such as mutual fund related portfolios, outside managed mutual funds, real estate investment trust portfolios, etc. This category will be identified as:

       Other portfolios (including mutual fund and REIT portfolios): (Annual Charges)

              First 50 portfolios                      $7,200 per portfolio
              Next 50 portfolios                       $4,200 per portfolio
              Next 25 portfolios                       $3,000 per portfolio
              Excess of 125 portfolios                 $2,400 per portfolio

       An additional category needs to be added which will cover the charges for the portfolios that will be maintained for the Group Variable Universal Life product. This category will be identified as:

       Group Variable Universal Life portfolios        (Annual Charges)

              First 50 portfolios                      $4,200 per portfolio  350
              Next 25 portfolios                       $3,000 per portfolio  250
              Excess of 75 portfolios                  $2,400 per portfolio  200

Please let me know how you would like to accomplish the actual amendment to the fee schedule between our two organizations. If you have any questions, please feel free to contact me at (816) 871-9631.

Best regards,

/s/ BILL DARK

William A. Dark
Vice President